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                                                                    Exhibit 99.2


            INSTRUCTIONS AS TO USE OF ACCEL INTERNATIONAL CORPORATION
                            SUBSCRIPTION CERTIFICATES

                    CONSULT THE INFORMATION AGENT, YOUR BANK
                          OR BROKER AS TO ANY QUESTIONS


The following instructions relate to a rights offering (the "Rights Offering") by ACCEL International Corporation (the "Company"), a Delaware corporation, to the holders of record of its Common Stock, par value $0.10 per share (the "Common Stock"), as described in the Company's Prospectus dated ______________, 1996 (the "Prospectus"). Holders of record of Common Stock at the close of business on ________________, 1996 (the "Record Date") are receiving one non-transferable subscription right (the "Rights") for every one share of Common Stock held by them on the Record Date. An aggregate of 4,456,432 Rights exercisable to purchase an aggregate of ______________ shares of Common Stock (the "Underlying Shares") are being distributed in connection with the Rights Offering. Each Right is exercisable, upon payment of $___________ in cash (the "Subscription Price"), to purchase [______] share[s] of Common Stock (the "Basic Subscription Privilege"). In addition, subject to the allocation described below, each Right also carries the right to subscribe at the Subscription Price for additional shares of Common Stock available as a result of unexercised Rights, if any (the "Oversubscription Privilege") up to the amount offered by the Prospectus. Any Rights holder subscribing for an aggregate of more than [5,000] Underlying Shares pursuant to the Oversubscription Privilege prior to 5:00 p.m., Columbus, Ohio time, on ________________, 1996, unless extended (as it may be extended, the "Expiration Date"), provided that the Expiration Date shall in no event be later than _______________, 1996, shall not be required to deliver payment for such number of Underlying Shares in excess of [5,000] until the Expiration Date. The Company, in its sole discretion, may determine to waive payment for such excess number of Underlying Shares until after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected. Underlying Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the Underlying Shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date. If the Underlying Shares so available (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the available Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among the holders of Rights who exercise the Oversubscription Privilege, in proportion, not to the number of shares requested pursuant to the Oversubscription Privilege, but to the number of shares each beneficial holder has purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares

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will be allocated among all other holders exercising the Oversubscription
Privilege. See "The Rights Offering-Subscription Privileges" in the Prospectus.

The Rights will expire at 5:00 p.m., Columbus, Ohio time, on the Expiration Date. The Rights are not transferable and will not be traded on any securities exchange or quoted on any inter-dealer quotation system. See "The Rights Offering --Non-Transferability of Rights" in the Prospectus.

The number of Rights to which you are entitled is printed on the face of your subscription certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate form or forms on your subscription certificate and returning the certificate to the Subscription Agent in the envelope provided.

YOUR SUBSCRIPTION CERTIFICATES MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., COLUMBUS, OHIO TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED EXCEPT UNDER LIMITED CIRCUMSTANCES AS DESCRIBED IN THE PROSPECTUS.

1.       Subscription Privilege.

To exercise Rights, complete Form 1 and send your properly completed and executed subscription certificate, together with payments in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Any Rights holder subscribing for an aggregate of more than [5,000] Underlying Shares pursuant to the Oversubscription Privilege prior to the Expiration Date shall not be required to deliver payment for such number of Underlying Shares in excess of [5,000] until the Expiration Date. The Company, in its sole discretion, may determine to waive payment for such excess number of Underlying Shares until after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected. All payments must be made in U.S. dollars (a) by check or bank draft drawn upon a U.S. bank or postal or express money order payable to National City Bank, as Subscription Agent, or (b) if by wire transfer, please contact the National City Bank for further instructions. Payments will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check,
(ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal express money order or (iii) the receipt of good funds in the Subscription Agent's account. If paying by uncertified personal check, please note that the funds paid thereby may take up to ten business days to clear. Accordingly, holders of Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the

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Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashiers check, money order or wire transfer of funds. You may cause a written guaranty substantially in the form available from the Subscription Agent (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934 (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your subscription certificate, the number of Rights being exercised pursuant to the Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Oversubscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed subscription certificate within five business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your subscription certificate must be received by the Subscription Agent within five business days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company (by delivery to the Subscription Agent of a Nominee Holder Certification substantially in the form available from the Subscription Agent), the aggregate number of Rights that have been exercised, and the number of Underlying Shares that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event a Nominee Holder Certification is not delivered in respect of a Subscription Certificate, the Subscription Agent shall for all purposes (including for purposes of any allocation in connection with the Oversubscription Privilege) be entitled to assume that such certificate is exercised on behalf of a single beneficial owner. If more Excess Shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Excess Shares will be allocated, as described above, among beneficial owners exercising the Oversubscription Privilege in proportion to such owners' exercise of Rights pursuant to the Basic Subscription Privilege.

The address and telecopier numbers of the Subscription Agent are as follows:


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If by Mail:                             If by Hand:

National City Bank, Subscription Agent  National City Bank, Subscription Agent
Corporate Trust Operations              Corporate Trust Operations
P.O. Box 94720                          3rd Floor - North Annex
Cleveland, Ohio 44101-4720              4100 West 150th Street
                                        Cleveland, Ohio 44135-1385
Telecopier: (216) 476-8367

If you exercise less than all of the Rights evidenced by your subscription certificate by so indicating in Form 1 of your subscription certificate, the Subscription Agent will issue to you a new non-transferable subscription certificate evidencing the unexercised Rights. However, if you choose to have a new subscription certificate sent to you, you may not receive any such new subscription certificate in sufficient time to permit exercise of the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if the amount you have forwarded is not sufficient (subject to the second sentence of Section 1 above) to purchase the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you, and to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the subscription certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

2.  Issuance and Delivery of Stock Certificates, Etc.

The following issuances, deliveries and payments will be made to the name and the address shown on the face of your subscription certificate unless you provide special instructions to the contrary in Form 2 and/or Form 3.

(a) BASIC SUBSCRIPTION PRIVILEGE. As soon as practicable after the valid exercise of Rights, the Subscription Agent will issue and mail to each exercising Rights Holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

(b) OVERSUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will issue and mail to each Rights Holder who validly exercises the Oversubscription Privilege the number of shares allocated to such Rights Holder pursuant to the Oversubscription Privilege. See "The Rights Offering-Subscription Privileges-Oversubscription Privilege" in the Prospectus.


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(c) CASH PAYMENTS. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights Holder who exercises the Oversubscription Privilege any excess funds received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights Holder pursuant to the Oversubscription Privilege.

3.  Execution.

(a) EXECUTION BY REGISTERED HOLDER. The signature on the subscription certificate must correspond with the name of the registered holder exactly as it appears on the face of the subscription certificate without any alteration or change whatsoever. Persons who sign the subscription certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the subscription certificate is executed by a person other than the holder named on the face of the subscription certificate, proper evidence of authority of the person executing the subscription certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

(c) SIGNATURE GUARANTIES. Your signature must be guaranteed by an Eligible Institution if you wish to specify special issuance, payment or delivery instructions pursuant to Form 2 and/or Form 3.

4.  Method of Delivery.

The method of delivery of subscription certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights Holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Exercise Price prior to 5:00 p.m., Columbus, Ohio time, on the Expiration Date.

5. Special Provisions Relating to the Delivery of Rights Through Depository Facility Participants.

In the case of holders of Rights that are held of record through The Depository Trust Company and Philadelphia Depository Trust Company or any other depository (each a "Depository"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing the Depository to transfer Rights (such Rights "Depository Rights") from the Depository's account of such holder to the Depository account of the Subscription Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in respect of

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Depository Rights may not be exercised through the Depository. The holder of a
Depository Right may exercise the Oversubscription Privilege in respect of such Depository Right by properly executing and delivering to the Subscription Agent at or prior to 5:00 p.m., Columbus, Ohio time, on the Expiration Date, a Nominee Holder Oversubscription Exercise Form, in the form available from the Subscription Agent, or a Notice of Guaranteed Delivery, together with payment of the appropriate Subscription Price for the number of Underlying Shares for which the Oversubscription Privilege is to be exercised. Any Rights holder subscribing for an aggregate of more than [5,000] Underlying Shares pursuant to the Oversubscription Privilege prior to the Expiration Date shall not be required to deliver payment for such number of Underlying Shares in excess of [5,000] until the Expiration Date. The Company, in its sole discretion, may determine to waive payment for such excess number of Underlying Shares until after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.

If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through a Depository and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a Nominee Holder Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege within five business days of the Notice of Guaranteed Delivery.

6. Substitute Form W-9.

Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, substantially in the form provided with these instructions. A copy of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address indicated above. Failure to provide the information on the form may subject such holder to a $50.00 penalty and to 31% federal income tax withholding with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights.




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